Exhibit 99.1

FOR IMMEDIATE RELEASE

APAC Customer Services Shareholders Approve Merger Agreement with Affiliates of One Equity Partners

BANNOCKBURN, Ill. – October 12, 2011 – APAC Customer Services, Inc. (“APAC”) (NASDAQ: APAC) announced today that its shareholders, at a special meeting held earlier today, approved the proposal to adopt the previously announced merger agreement, dated July 6, 2011, among APAC and affiliates of One Equity Partners (“OEP”) providing for the acquisition of APAC by an affiliate of OEP. The proposal to adopt the merger agreement was approved by approximately 81% of the total number of shares outstanding as of the September 14, 2011 record date for the special meeting, and by more than 99% of the shares voted. In addition, the non-binding proposal regarding certain merger-related executive compensation arrangements was approved by more than a majority of the shares voted. Further details on these items will be available in the Current Report on Form 8-K that APAC will file today with the U.S. Securities and Exchange Commission.

As provided by the terms of the merger agreement, subject to the satisfaction of final customary closing conditions, it is expected that the merger will close on October 14, 2011.

Pursuant to the merger agreement, APAC’s shareholders (other than shareholders who have perfected their statutory rights of appraisal under Illinois law) will receive $8.55 per share in cash, without interest and less any applicable withholding taxes, for each share of common stock they owned immediately prior to the effective time of the merger. Upon closing of the transaction, APAC anticipates that its common stock would be de-listed from NASDAQ.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of quality customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is http://www.apaccustomerservices.com.

Additional Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company’s management. The risks included below are not exhaustive. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements and the timing of the events described above: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks and changes to laws in other countries; its principal shareholder can exercise significant control over the Company; its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control; the impact from unauthorized disclosure of sensitive or confidential client or customer data; the inability to complete the acquisition in a timely manner, if at all; the inability to complete the acquisition due to the failure to satisfy conditions to complete the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement; the possibility that competing offers will be made; the effect of a change in the Company’s business relationships, operating results and business generally; diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the acquisition; legal proceedings instituted against the Company or others relating to the acquisition and the outcome of such proceedings; and other risk factors listed in the Company’s most recent SEC filings.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

APAC Customer Services, Inc.

Andrew B. Szafran, 847-374-1949

Senior Vice President and Chief Financial Officer

ABSzafran@APACMail.com

or

Investor Relations:

Lippert/Heilshorn & Associates

Harriet Fried / Jody Burfening, 212-838-3777

HFried@lhai.com

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